Exhibit 99.2

UpHealth Announces Results of First Annual Stockholder Meeting

Proposed New Independent Board Members Elected

Stockholders Approved Reverse Split of the Company’s Shares

Stockholders Approve New Independent Auditor

DELRAY BEACH, Fla., December 5, 2022—UpHealth, Inc. (NYSE: UPH) announces the results of its first annual stockholder meeting, held December 5, 2022, virtually.

All resolutions submitted for stockholder approval were adopted, including the following:

•	Election of three Class I directors to hold office until the 2025 annual meeting and until their respective successors are elected and qualified.

•	Approval of reverse stock split.

•	Ratification of the appointment of BPM LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022.

Chairman of the Board, Dr. Avi S. Katz, said, “I am pleased that our first stockholder meeting resulted in the approval of all resolutions. This is a testament to the continuous enhancement of the Company’s board of directors quality and independency, now having a solid board of nine members, out of which seven are completely independent. Additionally, I am honored to welcome to our board two distinguished industry recognized leader directors with Mr. Mark Guinan, who will also serve as the chair of our Audit Committee, and Mr. Luis Machuca, in addition to our recently appointed CEO, Sam Meckey. They all bring exceptional relevant healthcare and business experience and expertise that will be extremely helpful to UpHealth as we progress.”

Guinan has served as a director and Chair of the Audit Committee of Myovant Sciences since July 2018 and as its Lead Independent Director since November 2021. From July 2013 until his retirement in July 2022, he was the Executive Vice President and Chief Financial Officer of Quest Diagnostics, a provider of diagnostic information services. Prior to this time, from 2010 until joining Quest Diagnostics in 2013, Guinan served as the Senior Vice President and Chief Financial Officer of Hill-Rom Holdings, Inc., a manufacturer and provider of medical technologies and related services for the health care industry. Previously, he served in a number of finance and operations roles over a 13-year career at Johnson & Johnson.

Machuca has served as a director of Umpqua Bank (Nasdaq: UMPQ) since 2010 and as Chair of its Compensation Committee since 2015 and was the designated director for its FinTech venture. He played a key role in Umpqua’s Chief Executive Officer succession in 2017, as well as in the pending merger between Umpqua and Columbia Bank (Nasdaq: COLB). In addition, he has served as a director of Cambia Health Solutions since 2008 and as Cambia’s director on the board of Echo Health Ventures, which he chaired from 2019 until 2021. Machuca also serves as an independent director and Chairman of the Board of Saphyre, a private equity-backed FinTech startup. He is a leader in technology and healthcare with experience in governance, turnarounds, mergers and acquisitions, finance, risk management and talent development.

The reverse split of the shares will allow the Company to increase the per share market price of the Company’s common stock to meet the minimum $1.00 average closing price requirement for continued listing on the New York Stock Exchange.

The appointment of BPM as UpHealth’s new independent accounting firm, replacing Plante Moran, was ratified by the stockholders. BPM is regularly classified as a premier provider of accounting services, including ClearlyRated’s “Best of Accounting” award for the sixth year in a row and “Best of Accounting Diamond” award for two consecutive years. The firm is also ranked as one the top accounting firms by Forbes, including “Best Tax and Accounting Firms” for 2021.

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. UpHealth’s solutions holistically enable clients to deliver on their affordability, access, quality, outcomes and patient experience goals. UpHealth’s technology platform helps its clients improve access, coordinate care teams and achieve better patient outcomes at lower cost, with care management solutions, analytics and telehealth tools that serve patients wherever they are, in their native language. Additionally, UpHealth’s technology-enabled virtual care infrastructure and services improves access to quality primary and acute care, behavioral health and pharmacy services. UpHealth’s clients include health plans, global governments, healthcare providers and community-based organizations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the reverse stock split and expectations with respect to compliance with the New York Stock Exchange’s continued listing standards and future performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including market conditions and their impact on the trading price of our common stock on the New York Stock Exchange, other factors discussed in the Proxy Statement, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investor Relations:

Shannon Devine (MZ North America)

Managing Director

203-741-8811

UPH@mzgroup.us

Media:

Edna Johnson (UpHealth, Inc.)

Chief Communications Officer

mediarelations@uphealthinc.com